Exhibit A

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated: February 27, 2026	Hallador Alternative Assets Fund LLC

/s/ David C. Hardie
By: David C. Hardie
Its: Managing Member

Dated: February 27, 2026	Hallador Investment Advisors, Inc.

/s/ Kevin Leary
By: Kevin Leary
Its: Chief Executive Officer

Dated: February 27, 2026	Hallador Management LLC

/s/ David C. Hardie
By: David C. Hardie
Its: Managing Member

Dated: February 27, 2026	David C. Hardie

/s/ David C. Hardie
By: David C. Hardie

Dated: February 27, 2026	Kevin Leary

/s/ Kevin Leary
By: Kevin Leary